UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BEIJING MED-PHARM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0434726

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-121957, 333-130447, 333-134572

Securities to be registered pursuant to Section 12(g) of the Act:
N/A

(Title of Class)

Explanatory Note

This registration statement on Form 8-A is being filed with the Securities and Exchange Commission (the “SEC”) to change the registration of the common stock, par value $0.001 per share (the “Common Stock”), of Beijing Med-Pharm Corporation, a Delaware corporation (the “Registrant”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on the NASDAQ Capital Market (“NADSAQ”). The Common Stock is currently registered under Section 12(g) of the Exchange Act and is quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The Registrant anticipates that the listing of the Common Stock on OTCBB will be terminated following the closing of trading on OTCBB on August 9, 2006 and that the listing of the Common Stock on NASDAQ will commence at the opening of trading on NASDAQ on August 10, 2006 under the symbol “BJGP.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-130447), as amended (including post-effective amendments), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit Number	Description of Document

1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957) initially filed with the SEC on January 11, 2005, as amended).
2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957) initially filed with the SEC on January 11, 2005, as amended).
3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957) initially filed with the SEC on January 11, 2005, as amended).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BEIJING MED-PHARM CORPORATION

Date: August 9, 2006	By:	/s/ DAVID GAO

Name: David Gao Title: President and Chief Executive Officer